As filed with the Securities and Exchange Commission on December 23, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIROPHARMA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	23-2789550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ViroPharma Incorporated

730 Stockton Drive

Exton, Pennsylvania 19341

(610) 458-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Peter Wolf, Esquire

Vice President and General Counsel

730 Stockton Drive

Exton, Pennsylvania 19341

(610) 458-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howard S. Schwartz, Esquire

DLA Piper LLP (US)

The Marbury Building

6225 Smith Avenue

Baltimore, Maryland 21209

(410) 580-3000

Approximate date of commencement of proposed sale to the public:    As soon as possible after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)(4)
Common Stock, par value $0.002 per share	40,653	$1,764,585	$70

(1)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants (as defined in this registration statement).
(2)	The shares of common stock that are being registered represent the estimated maximum number of shares of common stock issuable upon conversion of the Warrants. For purposes of this calculation, we have assumed an initial conversion rate of 0.042146 shares of common stock for each share of Lev common stock subject to the Warrants.
(3)	Estimated pursuant to Rule 457(o) under the Securities Act solely for the purpose of determining the registration fee based on the maximum aggregate exercise price for the Warrants, a portion of which is attributable to the shares of common stock that are being registered pursuant to this registration statement.
(4)	Pursuant to Rule 457(p), the filing fee is being offset by a previously paid filing fee paid by the Registrant upon the initial filing of the registration statement on Form S-4 (file number 333-113790) / Form S-3 (file number 333-113791) on March 22, 2004.

Prospectus dated December 23, 2008

PROSPECTUS

VIROPHARMA INCORPORATED

40,653

SHARES OF COMMON STOCK ISSUABLE

UPON CONVERSION OF WARRANTS

Lev Pharmaceuticals, Inc. (“Lev”) issued warrants (the “Warrants”) to acquire Lev common stock in May 2005 and August 2007. Pursuant to an Agreement and Plan of Merger, dated as of July 15, 2008, by and among Lev, ViroPharma Incorporated (“ViroPharma”), and HAE Acquisition Corp., a wholly owned subsidiary of ViroPharma (“Merger Sub”), Merger Sub merged with and into Lev (the “Merger”), with Lev being the surviving corporation and a wholly owned subsidiary of ViroPharma. The Merger closed and became effective on October 21, 2008. Holders of the Warrants who did not exercise prior to the consummation of the Merger are entitled to receive upon exercise of the Warrants, for each share of Lev common stock that the Warrant holder would have been entitled to receive upon exercise of such Warrant prior to the consummation of the Merger, the following: (a) $2.25 in cash, without interest; (b) 0.042146 shares of ViroPharma common stock, with cash in lieu of any fractional share; and (c) one non-transferable contingent value right, or CVR, which entitles the holder to receive up to two contingent payments of $0.50 each in cash, payable upon the achievement of certain regulatory and commercial milestones.

We are filing this prospectus to register our common stock that will be delivered upon the exercise of the Warrants. As of December 19, 2008, 964,581 Warrants were outstanding, with exercise prices of between $1.35 and $1.86 per share of Lev common stock that the Warrant holder would have been entitled to receive upon exercise of such Warrant prior to the consummation of the Merger. We intend to use the net proceeds from the exercise of the Warrants (up to $1,764,585 in the aggregate if all outstanding Warrants are exercised) for general corporate purposes.

Our common stock is listed on The NASDAQ National Market under the symbol “VPHM.” On December 19, 2008, the reported last sale price of our common stock on The NASDAQ National Market was $12.91 per share.

Our principal offices are located at 730 Stockton Drive, Exton, Pennsylvania 19341, and our telephone number is (610) 458-7300.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND ALL OTHER INFORMATION INCLUDED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN BEFORE YOU DECIDE TO INVEST.

Neither the Securities and Exchange Commission (SEC) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 23, 2008.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated by reference herein should be considered “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements include the statements in this prospectus and the documents incorporated by reference herein about ViroPharma’s financial guidance for 2008, and statements regarding ViroPharma’s clinical development programs, including our ability to file an initial NDA, MAA and NDS for maribavir in 2009, the timing and content of final IDSA/SHEA CDI treatment guidelines, the effectiveness of our Vancocin® sales efforts, our estimates of future tax rates, or our ability to execute a successful launch of Cinryze™. ViroPharma’s 2008 revenue guidance is based upon its plans to remain vigorous in its opposition to any bioequivalence approach considered for use in approving generic formulations of Vancocin® that does not require rigorous scientific methods to demonstrate safety and efficacy consistent with good medicine and science. There can be no assurance that the FDA will agree with the positions stated in ViroPharma’s Vancocin®-related submissions or that ViroPharma’s efforts to oppose the OGD’s March 2006 recommendation and December 2008 draft guidance to determine bioequivalence to Vancocin® through in vitro dissolution testing will be successful. We cannot predict the timeframe in which the FDA will make a decision regarding either ViroPharma’s citizen petition for Vancocin® or the approval of generic versions of Vancocin®. If we are unable to change the recommendation set forth by the OGD in March 2006, as amended by the December 2008 draft guidance, the threat of generic competition will be high. The entry of competing generic products will significantly affect our sales of Vancocin® and our financial performance.

The company’s actual results may vary depending on a variety of factors, including:

•	the development of competitive generic versions of oral Vancocin® ;

•	our ability to successfully commercialize Cinryze™;

•	the availability of third party payer reimbursement for Cinryze™ patients;

•	approval of products which are currently marketed for other indications by other companies or new pharmaceuticals and technological advances to treat the conditions addressed by Vancocin® or Cinryze™;

•	fluctuations in wholesaler order patterns and inventory levels;

•	manufacturing, supply or distribution interruptions, including but not limited to our ability to acquire adequate supplies of Vancocin® and Cinryze™ to meet demand for the product;

•	changes in prescribing or procedural practices of infectious disease, gastroenterology and internal medicine doctors, including off-label prescribing of other products;

•	the timing of regulatory submissions and approvals;

•	actions by the FDA, EMEA and the Internal Revenue Service or other government regulatory agencies;

•	decreases in the rate of infections for which Vancocin® is prescribed;

•	decrease in the sensitivity of the relevant bacteria to Vancocin® ;

•	our ability to successfully integrate the business of Lev;

•	the timing and results of anticipated events in ViroPharma’s CMV and NTCD programs; and

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the timing and nature of potential business development activities related to ViroPharma’s efforts to expand its current portfolio through in-licensing or other means of acquiring products in clinical development or marketed products.

There can be no assurance that FDA or EMEA will not require additional or unanticipated studies or clinical trial outcomes before granting regulatory approval of any of ViroPharma’s product candidates, or that ViroPharma will be successful in gaining regulatory approval of any of its product candidates.

These factors, and other factors, including, but not limited to those described in ViroPharma’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2008, could cause future results to differ materially from the expectations expressed in, or implied by, this prospectus and the documents incorporated by reference herein. There can be no assurance that any of the events or conditions described in the forward looking statements contained in this prospectus and the documents incorporated by reference herein will occur in the timeframe expected by us, or at all. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein may become outdated over time. We do not assume any responsibility for updating any forward-looking statements.

SUMMARY

The following summary contains basic information about us and this offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred you.

Our Company

We are a biopharmaceutical company dedicated to the development and commercialization of products that address serious diseases, with a focus on products used by physician specialists or in hospital settings.

We were incorporated in Delaware in September 1994 and commenced operations in December 1994. Our executive offices and research facility are located at 730 Stockton Drive, Exton, PA 19341, our telephone number is 610-458-7300 and our website is at http://www.viropharma.com. Information contained on our website is not incorporated into this registration statement.

The Offering

Issuer	ViroPharma Incorporated

Securities Offered

Common Stock	40,653 shares of our common stock issuable upon conversion of all of the Warrants.

General

Use of Proceeds	We intend to use the net proceeds from the exercise of the Warrants (up to $1,764,585 in the aggregate if all outstanding Warrants are exercised) for general corporate purposes.

Federal Tax Consequences	For a discussion of certain tax considerations concerning our common stock, see “Certain U.S. Federal Tax Considerations” beginning on page 4.

Risk Factors	Investment in our common stock involves risk. You should carefully consider the information under “Risk Factors” and all other information included in this prospectus and the documents incorporated by reference herein before investing in our common stock.

RISK FACTORS

Investing in our common stock involves risks. Please see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, each of which is filed with the Securities and Exchange Commission, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the exercise of the Warrants (up to $1,764,585 in the aggregate if all outstanding Warrants are exercised) for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of certain matters with respect to our capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read the more detailed provisions of our certificate of incorporation and by-laws carefully, which are incorporated as exhibits to this registration statement of which this prospectus is a part.

General

As of the date of this prospectus, our authorized capital stock consists of 175,000,000 shares of common stock, par value $0.002 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. No other classes of capital stock are authorized under our certificate of incorporation. The issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock

As of December 17, 2008, there were 78,731,183 shares of common stock outstanding held of record by 691 stockholders.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Elections of directors are determined by a plurality of the votes cast and the board of directors is divided into three classes, each as nearly equal in number as possible. Our certificate of incorporation may be amended as permitted by law. Except as otherwise required by law, all other matters are determined by a majority of the votes cast. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, subject to any preferential liquidation rights of outstanding preferred stock, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that we have designated and issued and any series of preferred stock which we may designate and issue in the future.

Preferred Stock

There are no shares of preferred stock outstanding.

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the holders of our common stock, to issue up to 5,000,000 shares of preferred stock from time to time in such series and with such preferences and rights as it may designate. To date, we have reserved for issuance 200,000 shares of series A junior participating preferred stock, although no such shares have been issued. The shares of series A junior participating preferred stock were reserved in connection with a stockholder rights plan that has since terminated; we may in the future issue these shares, amend the terms of this series of preferred stock, or reserve them as a different series of preferred stock.

Thus, we may reserve and issue up to 5,000,000 shares of preferred stock. The preferences and rights of any such preferred stock may be superior to those of the holders of our common stock. For example, the holders of preferred stock may be given a preference in payment upon our liquidation, or for the payment or accumulation of dividends before any distributions are made to the holders of common stock. We have no plans, agreements or understandings for the issuance of any shares of any series of preferred stock.

Indemnification and Limitation of Liability

Our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

•	for any breach of such person’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	for the payment of unlawful dividends and certain other actions prohibited by Delaware corporate law; and

•	for any transaction resulting in receipt by such person of an improper personal benefit.

In addition, our by-laws provide for the indemnification, to the full extent authorized by law, of any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was one of our directors, officers or employees, or serves or served any other enterprise as a director, officer or employee at our request.

We have obtained a directors’ and officers’ liability insurance policy which provides our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Anti-Takeover Effects of Provisions of Charter Documents and Delaware Law

Our certificate of incorporation and by-laws include several provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management. First, our board of directors is divided into three classes, each nearly equal in number. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide otherwise. Each class of directors will serve for a term of three years and until their successors have been elected and qualified. Accordingly, our officers and directors and related stockholders who hold a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election and may exert considerable influence over our management and policies and all matters requiring stockholder approval, including fundamental transactions.

Our amended and restated by-laws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. We may reject a stockholder proposal or nomination that is not made in accordance with such procedures.

In addition, our board of directors has the ability to establish the rights of, and to issue, substantial amounts of preferred stock without the need for stockholder approval, which preferred stock may be used to create voting impediments. These and other provisions of our certificate of incorporation and by-laws and the Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of ViroPharma or our management.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of common stock being offered is StockTrans, Inc.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax considerations applicable to holders of Warrants. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all aspects of United States federal income taxation which may be relevant to particular holders of Warrants in light of their individual investment circumstances, such as holders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, and tax-exempt organizations) or to holders who acquired Warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those discussed below.

This summary does not discuss any United States federal income tax considerations to persons who are not “U.S. holders” (as defined below). If you are not a U.S. holder you should consult with your own tax advisor as to the United States federal, state, local, and non-United States tax laws with respect to the exercise of the Warrants. This summary is limited to holders who received Warrants as compensation for services (“Warrantholders”) and holders that hold their Warrants as a “capital asset” (generally, property held for investment) under the Internal Revenue Code of 1986, or the Code (“Investors”). You are urged to consult your own tax advisors regarding the United States federal income tax considerations of the merger, as well as the effects of state, local, and non-United States tax laws.

For purposes of this summary, a “U.S. holder” is a Warrantholder or Investor that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation that is created in, or organized under the law of, the United States or any state or political subdivision thereof; (iii) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or (iv) a trust, (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as United States person under the Code.

If a partnership holds Warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Warrants, you should consult your tax advisor regarding the tax considerations of the merger.

This discussion is for general information only and should not be construed as tax advice. It is a summary and does not purport to be a comprehensive analysis or description of all potential United States federal income tax consequences of the exercise of Warrants. ViroPharma urges you to consult your tax advisor with respect to the particular United States federal, state, local or foreign tax consequences to you of the exercise of Warrants.

Warrantholders

Upon exercise of a Warrant, a Warrantholder will recognize compensation, taxable as ordinary income, in an amount equal to the excess of (i) the sum of (A) the product of (x) the number of shares of Lev common stock that the Warrant holder would have been entitled to receive upon exercise of such Warrant prior to the consummation of the Merger and (y) $2.25 in cash (such product being the “Cash Consideration”), (B) the fair market value of the shares of ViroPharma common stock received upon exercise, increased by the amount of any cash received in lieu of a fractional share, and (C) the fair market value of the CVRs received upon exercise over (ii) the exercise price of the Warrant. Any such compensation income received by an individual may be subject to an additional tax under the Self Employment Contributions Act applicable to net earnings from self-employment. A Warrantholder’s initial tax basis in the shares of ViroPharma common stock will equal the fair market value of such shares on the date of exercise. The holding period of the shares of ViroPharma common stock for purposes of determining whether gain realized upon sale is to be treated as short-term or long term capital gain will begin on the day following the date of exercise. A Warrantholder’s initial tax basis in the CVRs will equal the fair market value of the CVRs on the date of exercise. The holding period of the CVRs will begin on the day following the date of exercise.

Investors

Treatment of Warrants in the Merger. Upon the consummation of the Merger, holders of the Warrants who did not exercise prior to the effective time became entitled to receive upon exercise of the Warrants, for each share of Lev common stock that the Warrant holder would have been entitled to receive upon exercise of such Warrant, (a) $2.25 in cash, without interest; (b) 0.042146 shares of ViroPharma common stock, with cash in lieu of any fractional share; and (c) one CVR. As a result of these modifications of an Investor’s rights under the Warrants, each Investor should be treated as having recognized gain or a loss at the effective time of the Merger in an amount equal to the difference between (i) the fair market value of the Warrants immediately after the effective time of the Merger and (ii) the Investor’s adjusted tax basis in the Warrants as of the effective time of the Merger. The adjusted tax basis of a Warrant is equal to the Investor’s original cost incurred in acquiring the Warrant, as adjusted to account for any items affecting tax basis that may have arisen prior to the Merger. An Investor’s adjusted tax basis of a Warrant immediately after the effective time of the Merger (“Recomputed Basis”) should be equal to the fair market value of the Warrants immediately after the effective time of the Merger. The holding period of a Warrant having a Recomputed Basis will not include any period during which the Warrants were held prior to the consummation of the Merger, but instead commenced upon the date of closing of the Merger.

Treatment of Exercise of Warrants. Upon exercise of a Warrant, an Investor will recognize gain in an amount equal to the excess, if any, of (i) the Cash Consideration over (ii) the sum of (A) the exercise price of the Warrant and (B) the Recomputed Basis of the Warrant. An Investor will not recognize any gain or loss on the acquisition of shares of ViroPharma common stock or CVRs pursuant to the exercise of the Warrant. The aggregate tax basis of the shares of ViroPharma common stock and CVRs received will be equal to the Recomputed Basis of the Warrants so exercised, reduced by any excess of the Cash Consideration over the exercise price of the Warrant, or increased by any excess of the exercise price of the Warrant over the Cash Consideration, as the case may be. The Investor’s aggregate tax basis of the shares of ViroPharma common stock and CVRs received should be allocated between the shares and the CVRs in proportion to their respective fair market values on the date of the exercise. The holding period of ViroPharma common stock and CVRs will not include any period during which the Warrants were held, but instead will commence upon the exercise of the Warrants. Holders of the Warrants should consult their own tax advisors concerning the federal income tax consequences of the sale, exchange or other disposition of the of ViroPharma common stock and CVRs. Such holders should also consult with their own tax advisors as to the tax treatment arising from the application of foreign, state or local tax laws and regulations.

Future Payments on the CVRs

There is no direct authority with respect to the treatment of contingent value rights’ payments similar to the CVR payments. You should therefore consult your tax advisor as to the taxation of such payments. Under some characterizations, a portion of one or both payments with respect to each CVR could likely be treated as a non-taxable return of a U.S. holder’s adjusted tax basis in the CVRs. Under other characterizations, payments may be treated as either (i) payments with respect to a sale of a capital asset, (ii) income taxed at ordinary rates or (iii) dividends.

Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVRs, you are urged to consult your tax advisors concerning the tax treatment of CVRs received upon exercise of the Warrants.

Information Reporting and Backup Withholding

ViroPharma will be required to report to a Warrantholder and to the IRS any compensation income of Warrantholders arising from an exercise of Warrants as miscellaneous income on IRS Form 1099-MISC.

Under United States federal income tax laws, payments pursuant to the CVRs may be subject to back-up withholding and information reporting. To avoid such backup withholding, a Warrantholder or Investor should provide ViroPharma or other applicable person a properly completed Substitute Form W-9, signed under penalties of perjury, including its current Taxpayer Identification Number, or “TIN,” and other certifications. If a Warrantholder or Investor does not provide ViroPharma with a TIN and other required certifications, ViroPharma will backup withhold 28% of payments made under the CVRs (unless the Warrantholder or Investor is an exempt recipient as described in the next sentence and demonstrates this fact).

Certain U.S. Holders (including, among others, corporations) are exempt from these backup withholding and reporting requirements. Exempt holders who are not subject to backup withholding should indicate their exempt status on a Substitute Form W-9 by entering their correct TIN, marking the appropriate box and signing and dating the Substitute Form W-9 in the space provided.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

The Warrants to which the common stock issuable under this prospectus relates were issued in May 2005 and August 2007 in connection with private placements by Lev. The Warrants are exercisable by the holder, in whole or in part, by delivery to us of an exercise notice and the exercise price. We will deliver the merger consideration including the issuance of the shares of our common stock to the holders of the Warrants upon proper exercise of the Warrants. Upon issuance, the shares of our common stock will be freely tradable subject, in the case of exercise by affiliates of ViroPharma, to Rule 144 promulgated under the Securities Act of 1933.

No underwriter will be used in connection with the issuance of common stock upon the exercise of Warrants.

We will receive up to $1,764,585 in the aggregate if all outstanding Warrants are exercised. We will not receive any net proceeds from any subsequent sale, if any, by the holders of the Warrants of the shares of our common stock.

LEGAL MATTERS

The validity of the shares of our common stock issued or issuable upon conversion of the Warrants offered by this prospectus will be passed upon for us by DLA Piper LLP (US), Baltimore, Maryland.

EXPERTS

The consolidated financial statements of ViroPharma as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the December 31, 2007 consolidated financial statements refers to ViroPharma’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” on January 1, 2007 and Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” on January 1, 2006.

The consolidated financial statements of Lev Pharmaceuticals, Inc. included in Lev’s Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of internal controls as of December 31, 2007, have been audited by Eisner LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information, including the registration statements and all of their exhibits, at the SEC public reference room at:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus forms a part and the documents incorporated by reference that are listed below, are also available from the SEC’s Web site at http://www.sec.gov , which contains reports, proxy and information statements and other information regarding issuers that file electronically.

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

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Current Reports on Form 8-K filed with the SEC on February 26, 2008, March 20, 2008, April 3, 2008 (only the portion of the 8-K filed pursuant to Item 5.02), April 11, 2008, April 17, 2008, April 18, 2008, May 20, 2008, May 28, 2008, May 29, 2008, July 15, 2008, July 18, 2008 (only the portion of the 8-K filed pursuant to Item 1.01), September 3, 2008, September 12, 2008, October 14, 2008, October 21, 2008, October 24, 2008, November 14, 2008, December 2, 2008, December 16, 2008, December 18, 2008 and December 23, 2008;

•

The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on November 8, 1996, and any amendment or report filed for the purpose of updating such description; and

•

All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part until the offering of shares of common stock pursuant to this prospectus is complete (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the SEC).

In addition, we also incorporate by reference Lev’s Annual Report on Form 10-K for the year ended December 31, 2007, which Lev filed with the SEC.

If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to J. Peter Wolf, Vice President and General Counsel, ViroPharma Incorporated, 730 Stockton, Exton, PA 19341, (610) 458-7300.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our 10-K, 10-Q and 8-K reports to the SEC.

VIROPHARMA INCORPORATED

40,653

SHARES OF COMMON STOCK ISSUABLE

UPON CONVERSION OF WARRANTS

Part II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$70
Legal fees and expenses	$20,000
Accounting fees and expenses	$20,000
Miscellaneous fees and expenses	$10,000

TOTAL	$50,070

We will pay all of the foregoing expenses.

Item 15.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, or DGCL, allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

The Second Amended and Restated Certificate of Incorporation, or certificate of incorporation, of ViroPharma eliminates the liability of directors to stockholders or ViroPharma for monetary damages arising out of the directors’ breach of their fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to ViroPharma or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. ViroPharma’s certificate of incorporation also provides that no repeal or modification of such provision shall have an adverse effect on any right or protection of a director existing at the time of such repeal or modification.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such person is fairly and reasonably entitled to indemnification for such expenses that the court deems proper under the circumstances.

The indemnification provisions contained in the certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

ViroPharma’s by-laws, as amended, to the extent permissible under the law, provide for indemnification of any person made, or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of ViroPharma or any predecessor of ViroPharma or serves or served any other enterprise as a director, officer or employee at the request of ViroPharma or any predecessor of ViroPharma.

In addition, ViroPharma maintains insurance on behalf of its directors and executive officers insuring them against liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16.	List of Exhibits

The exhibits filed as part of this registration statement are as follows:

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation, as amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 14, 1999, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 24, 2000 (previously filed as Exhibit 3.1 to ViroPharma’s quarterly report on Form 10-Q for the quarter ended June 30, 2000), as further amended by a further amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to the second paragraph on page 11 of ViroPharma’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2007).

3.2	Certificate of Designation establishing and designating the Series A Junior Participating Preferred Shares (previously filed as Exhibit 3.2 to ViroPharma’s annual report on Form 10-K for the year ended December 31, 1998).

3.3	Amended and Restated By-Laws of ViroPharma (previously filed as Exhibit 3.1 to ViroPharma’s Form 8-K filed November 14, 2008).

4.1	Form of Investor Warrant issued in connection with May 2005 Private Placement (incorporated by reference to Exhibit 4.1 to Lev’s Form 8-K filed May 9, 2005).

4.2	Form of Agent Warrant issued in connection with May 2005 Private Placement (incorporated by reference to Exhibit 4.2 to Lev’s Form 8-K filed May 9, 2005).

4.3	Form of Warrant issued in connection with August 2007 Registered Offering (incorporated by reference to Exhibit 4.1 to Lev’s Form 8-K filed August 14, 2007).

5.1	Opinion of DLA Piper LLP (US) regarding the legality of the securities.

8.1	Opinion of DLA Piper LLP (US) as to the material United States Federal income tax consequences of exercise of the Warrants.

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Eisner LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on signature page).

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, ViroPharma Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Exton, Pennsylvania on December 23, 2008.

ViroPharma Incorporated

By:	/S/ VINCENT J. MILANO
Vincent J. Milano President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Exchange Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Vincent J. Milano and J. Peter Wolf, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the SEC any and all amendments and post-effective amendments to this registration statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ VINCENT J. MILANO Vincent J. Milano	President, Chief Executive Officer (Principal Executive Officer)	December 23, 2008

/S/ CHARLES ROWLAND Charles Rowland	Vice President and Chief Financial Officer (Principal Financial Officer)	December 23, 2008

/S/ RICHARD MORRIS Richard Morris	Chief Accounting Officer and Controller (Principal Accounting Officer)	December 23, 2008

/S/ MICHEL DE ROSEN Michel de Rosen	Chairman of the Board of Directors	December 23, 2008

/S/ PAUL A. BROOKE Paul A. Brooke	Director	December 23, 2008

/S/ WILLIAM CLAYPOOL, M.D. William Claypool, M.D.	Director	December 23, 2008

/S/ MICHEL R. DOUGHERTY Michel R. Dougherty	Director	December 23, 2008

/S/ ROBERT J. GLASER Robert J. Glaser	Director	December 23, 2008

/S/ JOHN R. LEONE John R. Leone	Director	December 23, 2008

/S/ HOWARD H. PIEN Howard H. Pien	Director	December 23, 2008

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation, as amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 14, 1999, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 24, 2000 (previously filed as Exhibit 3.1 to ViroPharma’s quarterly report on Form 10-Q for the quarter ended June 30, 2000), as further amended by a further amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to the second paragraph on page 11 of ViroPharma’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2007).

3.2	Certificate of Designation establishing and designating the Series A Junior Participating Preferred Shares (previously filed as Exhibit 3.2 to ViroPharma’s annual report on Form 10-K for the year ended December 31, 1998).

3.3	Amended and Restated By-Laws of ViroPharma (previously filed as Exhibit 3.1 to ViroPharma’s Form 8-K filed November 14, 2008).

4.1	Form of Investor Warrant issued in connection with May 2005 Private Placement (incorporated by reference to Exhibit 4.1 to Lev’s Form 8-K filed May 9, 2005).

4.2	Form of Agent Warrant issued in connection with May 2005 Private Placement (incorporated by reference to Exhibit 4.2 to Lev’s Form 8-K filed May 9, 2005).

4.3	Form of Warrant issued in connection with August 2007 Registered Offering (incorporated by reference to Exhibit 4.1 to Lev’s Form 8-K filed August 14, 2007).

5.1	Opinion of DLA Piper LLP (US) regarding the legality of the securities.

8.1	Opinion of DLA Piper LLP (US) as to the material United States Federal income tax consequences of exercise of the Warrants.

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Eisner LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on signature page).